UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2006
MAVERICK TUBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10651	43-1455766
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

16401 Swingley Ridge Road, Seventh Floor
Chesterfield, Missouri	63017
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 733-1600
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Slide Show Presentation

Item 7.01 Regulation FD Disclosure
On May 11, 2006, Maverick Tube Corporation (the “Registrant”) will present a slide show presentation (the “Presentation”) during a conference and meetings with various institutional investors and analysts. Until the Registrant updates the Presentation, the Registrant intends on using the Presentation at future conferences and meetings. The Presentation, attached hereto as Exhibit 99.1, updates and supersedes any previously filed slide show presentation and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

No.	Description
99.1	Slide show presentation first presented by Maverick Tube Corporation on May 11, 2006
The information in this Current Report on Form 8-K, including the attached exhibits, is “furnished,” but shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing. This report and the attached exhibits may contain forward-looking information that is based on assumptions that are subject to numerous business risks, many of which are beyond the control of Maverick. There is no assurance that such assumptions will prove to be accurate. Actual results may differ from these forward-looking statements due to numerous factors, including those described under “Risk Factors” and elsewhere in Maverick’s Form 10-K for its year ended December 31, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 10, 2006

MAVERICK TUBE CORPORATION

By:	/s/ Joyce M. Schuldt Joyce M. Schuldt
Senior Vice President – Finance, Chief
Financial Officer and Secretary